EXHIBIT 10.2


                    [LOGO OF SYNOVICS PHARMACEUTICALS, INC.]

                                                                  April 24, 2008

Svizera Holdings BV
Antennestraat 43, Post Box 60300,1320 AY
Almere, The Netherlands
Attention:    Mr. Vinay Sapte

Gentlemen:

         Reference is made to that certain agreement between Svizera Holdings BV ("Svizera") and Synovics Pharmaceuticals, Inc. ("Synovics") dated April 3, 2008 (the "Maneesh Side Letter").

         1. AMENDMENT TO MANEESH SIDE LETTER. The Maneesh Side Letter is hereby amended by deleting the existing text of Section 3 thereof under the caption "Board Structure" and replacing it with the following:

  "Board Structure  Upon release from escrow of Maneesh's investment in Synovics pursuant to the Qualified Equity Financing, Synovics agrees to reorganize its board of directors as follows:

                    All existing Board members will resign, other than Ron Lane. Immediately thereafter, the Board shall designate four additional individuals (referenced in items "b" through "e" below) and shall consist of five members. Upon approval of the new Board, the Board will have the right to expand to 7 board seats. The Board will initially be constituted as follows and each of members of the Board (or their appointees, as applicable) and their respective affiliates shall enter into a written agreement agree to vote their securities in favor of the representatives of the others:

                    a. Ron Lane
                    b. 2133820 Ontario Inc. representative (Harry Singh)
                    c. Maneesh Representative
                    d. Maneesh Representative
                    e. Maneesh Representative (For successfully giving guarantee to BOI replacing Guaranty by Nostrum and

                    Nirmal Mulye before 28th April)
                    f.* Maneesh Pharmaceuticals Representative g.* Axiom Capital/Middlebury Securities Representative

                    *Preferably CPA or a candidate whom is able to qualify as a audit committee chairman as described under Sarbanes-Oxley.

                    Ron Lane shall serve as Chairman of the Board for six months commencing on the date of the last closing of the Qualified Equity Financing and shall be responsible for regulatory and legal compliances and investor relations. A new chairman may be elected by the new Board, at its discretion, following such six month period.

                    At no time may any of Harry Singh, Maneesh, Axiom, or Middlebury Securities, together with their respective affiliates, elect in excess of 49% of the members of the Board unless their ownership exceed 50% of the outstanding voting securities of Synovics."

         2. EFFECT OF AMENDMENT. Except as expressly amended by Section 1 hereof, the Maneesh Side Letter shall remain in full force and effect and unamended.

         If the foregoing is acceptable, please execute this letter where indicated below to indicate your agreement therewith. This letter may be executed in two or more counterparts each of which shall be an original and all of which together shall constitute one and the same instrument.

                                 SYNOVICS PHARMACEUTICALS, INC.

                                 By: /S/ RONALD H. LANE
                                     ----------------------------
                                      Ronald H. Lane, Ph.D.
                                      Chairman of the Board of Directors and
                                          Chief Executive Officer

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST ABOVE-WRITTEN:

SVIZERA HOLDINGS BV


By: /S/ VINAY SAPTE
    ---------------
     Name: Vinay Sapte
     Title: